UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

PARALLEL PETROLEUM CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-13305	75-1971716
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 684-3727

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 26, 2007, Parallel Petroleum Corporation (the “Company”) announced that it priced its previously announced $150 million offering of 10.25% senior notes due 2014. The net proceeds from the offering of the senior notes are expected to be used to reduce certain indebtedness of the Company. A copy of the Company’s press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this Form 8-K.

Exhibit No.	Description
99.1	Press Release issued July 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 26, 2007	PARALLEL PETROLEUM CORPORATION

	By:	/s/ Larry C. Oldham

Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued July 26, 2007.